Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement 333-183961 of our report dated March 15, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Flamel Technologies S.A.'s Annual Report on Form 10-K for the year ended December 31, 2015.

Lyon, France,

January 6, 2017

PricewaterhouseCoopers Audit
Represented by
/s/ Frédéric Charcosset